As filed with the Securities and Exchange Commission on February 28, 2006.
Registration Nos. 333-11736 and 333-6180

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2
TO
REGISTRATION STATEMENTS NOS. 333-11736 AND 333-6180
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Cameco Corporation
(Exact name of registrant as specified in its charter)
Canada
(State or other jurisdiction of incorporation or organization)
N/A
(I.R.S. Employer Identification No.)

2121 – 11th Street West, Saskatoon, Saskatchewan, Canada S7M 1J3
(Address of principal executive offices)

Stock Option Plan
(Full title of the plan)

Fletcher Newton
Power Resources, Inc.
141 Union Boulevard, Suite 330
Lakewood, Colorado 80228
(720) 917-0012
(Name, address and telephone number,
including area code, of agent for service)

Copy to:
Gary M.S. Chad, Esq.
Corporate Secretary
Cameco Corporation
2121 – 11th Street West,
Saskatoon, Saskatchewan
Canada S7M 1J3
(306) 956-6303

EXPLANATORY NOTE
     This Post-Effective Amendment to the Company’s Registration Statements on Form S-8 (Nos. 333-11736 and 333-6180) (the “Registration Statements”), which relate to the Company’s Stock Option Plan, is filed by the Company pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), to reflect a one hundred percent increase in the number of Common Shares, no nominal or par value, of the Company (“Common Shares”) covered by the Registration Statements as a result of the Company’s two-for-one stock split effected in the form of a stock dividend payable February 22, 2006 to shareholders of record on February 17, 2006. Pursuant to Rule 416(a) under the Securities Act, the Registration Statements are also amended to cover any additional Common Shares which may be issued under the Stock Option Plan to prevent dilution resulting from any subsequent stock split, stock dividend or similar transaction.
     The contents of the Registration Statements are hereby incorporated by reference pursuant to General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.     Plan Information.
                  Not required to be filed with this Registration Statement.
Item 2.     Registrant Information and Employee Plan Annual Information.
                  Not required to be filed with this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference.
                  Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.
Item 4.     Description of Securities.
                  Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.
Item 5.     Interests of Named Experts and Counsel.
                  Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.
Item 6.     Indemnification of Directors and Officers.
                  Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.
Item 7.     Exemption from Registration Claimed.
                  Not applicable.

Item 8.     Exhibits.
                  5.     Opinion of Gary M.S. Chad, Esq. regarding legality of securities being registered.
                  23.1     Consent of Independent Chartered Accountants.
                  23.2     Consent of Gary M.S. Chad, Esq. (included in Exhibit 5).
Item 9.     Undertakings.
                  Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.
                  A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saskatoon, Province of Saskatchewan, Canada, on this 23rd day of February, 2006.

CAMECO CORPORATION
By:	“Gerald W. Grandey”
Gerald W. Grandey
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities listed below and on the date indicated and each of the undersigned persons, in any capacity, hereby appoints Gerald W. Grandey, O. Kim Goheen and Gary M.S. Chad severally as attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, to sign this Registration Statement and any and all amendments (including post-effective amendments and any registration statements pursuant to Rule 462(b) under the Securities Act of 1933) and supplements and exhibits thereto and to file the same, and other documents in connection therewith, with the Securities and Exchange Commission, and authorizes each of them to do and perform each and every act necessary to be done in connection therewith.

Signature	Title	Date

“Gerald W. Grandey” (Gerald W. Grandey)	President and Chief Executive Officer and Director (principal executive officer)	February 23, 2006
“O. Kim Goheen” (O. Kim Goheen)	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	February 23, 2006
“John Auston” (John S. Auston)	Director	February 23, 2006
“Joe Colvin” (Joe F. Colvin)	Director	February 23, 2006

“Harry D. Cook” (Harry D. Cook)	Director	February 23, 2006
“James R. Curtiss” (James R. Curtiss)	Director	February 23, 2006
“G.S. Dembroski” (George S. Dembroski)	Director	February 23, 2006
“N.E. Hopkins” (Nancy E. Hopkins)	Director	February 23, 2006
“Oyvind Hushovd” (Oyvind Hushovd)	Director	February 23, 2006
“J.W. George Ivany” (Dr. J.W. George Ivany)	Director	February 23, 2006
“Neil McMillan” (A. Neil McMillan)	Director	February 23, 2006
“Robert Peterson” (Robert W. Peterson)	Director	February 23, 2006
“V.J. Zaleschuk” (Victor J. Zaleschuk)	Director	February 23, 2006
“John H. Clappison” (John H. Clappison)	Director	February 23, 2006

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Post-Effective Amendment to Form S-8, solely in the capacity of the duly authorized representative of the Registrant in the United States, in the City of Lakewood, State of Colorado, on the 28 day of February, 2006

By:	“Fletcher Newton”
Fletcher Newton

EXHIBIT INDEX

Exhibit	Description of Exhibit

5.1	Opinion of Gary M. S. Chad, Esq. regarding legality of securities being registered.

23.1	Consent of Independent Chartered Accountants.

23.2	Consent of Gary M. S. Chad, Esq. (included in Exhibit 5)